                                                                    EXHIBIT 11.1

                      GENERAL MEDICAL INC. AND SUBSIDIARY
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                           FOUR MONTH                             NINE MONTH    NINE MONTH
                          PERIOD ENDED  YEAR ENDED   YEAR ENDED  PERIOD ENDED  PERIOD ENDED
                           AUGUST 31,  DECEMBER 31, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                              1993         1994         1995         1995          1996
                          ------------ ------------ ------------ ------------- -------------
                                                                         (UNAUDITED)
Shares outstanding be-
 ginning of period......   7,500,000    7,489,713     9,515,005    9,515,005     9,788,270
Shares issued during pe-
 riod, net(1)...........           0      890,033       450,451      420,203             0
Shares purchased during
 period.................      (4,362)     (53,617)     (104,327)     (69,068)      (18,276)
SEC SAB 83 shares(2)....     824,467      824,467       824,467      824,467       824,467
                           ---------    ---------    ----------   ----------    ----------
Weighted average number    8,320,105    9,150,597    10,685,596   10,690,607    10,594,461
 of shares..............   =========    =========    ==========   ==========    ==========
Net loss................     $(3,907)     $(3,465)     $(18,472)    $(15,421)      $(1,057)
                           ---------    ---------    ----------   ----------    ----------
Net loss per share......      $(0.47)      $(0.38)       $(1.73)      $(1.44)       $(0.10)
                           =========    =========    ==========   ==========    ==========
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
(1)Weighted average shares issued, net of
     repurchase shares
(2)Issuance of common stock................... 171,574
  Employee options issued..................... 652,893
                                               -------
  SEC SAB 83 shares........................... 824,467
                                               =======
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